UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 27, 2023

Block, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37622	80-0429876
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1955 Broadway, Suite 600
Oakland, CA 94612[1]
(Address of principal executive offices, including zip code)

(415) 375-3176

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0000001 par value per share	SQ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act

[1]

We have adopted a distributed work model and, therefore, have no formal headquarters. This address represents our “principal executive office,” which we are required to identify under Securities and Exchange Commission rules.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 27, 2023, the Board of Directors (the “Board”) of Block Inc. (the “Company”) increased the size of the Board from eleven to twelve directors and elected Neha Narula to the Board as a Class I director, effective July 27, 2023. Ms. Narula is not expected to serve on any individual Board committees at this time.

Neha Narula has served as a Director of the Digital Currency Initiative at the Massachusetts Institute of Technology (“MIT”) Media Lab since January 2017. Prior to joining MIT, Ms. Narula was a senior software engineer at Google. Ms. Narula currently serves on the Federal Reserve Bank of New York’s Innovation Advisory Council. Ms. Narula holds a B.A. in Mathematics and Computer Science from Dartmouth College and a Master’s degree and a Ph.D. in Computer Science from MIT.

Ms. Narula was selected to serve on our board of directors for her valuable experience building fast, scalable distributed systems and databases, specifically focused on Bitcoin and open source technology.

Ms. Narula will receive the Company’s standard remuneration for non-employee directors in accordance with the Company’s Outside Director Compensation Policy, as described in the proxy statement relating to the Company’s 2023 annual meeting of stockholders. Ms. Narula has also executed the Company’s standard form of indemnification agreement.

There is no arrangement or understanding between Ms. Narula and any other persons pursuant to which Ms. Narula was selected as a director. Furthermore, there are no family relationships between Ms. Narula and any director or executive officer of the Company, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated July 27, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOCK, INC.

Date: July 27, 2023	By:	/s/ Chrysty Esperanza
Chrysty Esperanza
Chief Legal Officer and Corporate Secretary